Exhibit 23.3

CONSENT OF LIFESCI CAPITAL LLC

We hereby consent to (i) the use of our opinion letter dated December 16, 2025 to the VYNE Therapeutics Inc. (“VYNE”) board of directors included in Annex F to the proxy statement/prospectus, which forms a part of the registration statement on Form S-4 relating to the proposed merger of VYNE and Yarrow Bioscience, Inc., and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ LIFESCI CAPITAL LLC
LIFESCI CAPITAL LLC

June 3, 2026